Exhibit 10.27

FIRST AMENDMENT TO PROPERTY OPTION AGREEMENT

November 26, 2025

This First Amendment to Property Option Agreement (this “Amendment”) amends that certain Property Option Agreement, dated November 18, 2024 (the “Original Option”), by and among Aurora Energy Metals Ltd. (the “Optionor”), Oregon Energy LLC (the “Subsidiary”), and Eagle Energy Metals Corp. (“Optionee”).

In consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party to this Amendment, the Optionor, the Subsidiary and the Optionee covenant and agree as follows:

1.        The Original Option is hereby amended to delete the second paragraph in Section 5 in its entirety and replace it with the following:

In the event the Listing is not complete on or before the Extended Listing Deadline (if applicable), this Agreement will automatically terminate resulting in the forfeiture of the Optionee's rights hereunder, provided that the Optionee may, in its sole discretion, prior to the Extended Listing Deadline, elect to (i) make an additional payment of $400,000 to the Optionor and (ii) place an additional $250,000 into an escrow account with such funds to be used to cover Expenditures over the following 225 days, and such election will extend the Extended Listing Deadline to July 2, 2026 (the "Further Extended Listing Deadline").

2.        The Original Option is hereby amended to delete Section 6 in its entirety and replace it with the following:

6. Resource Payment. In the event that the Optionee identifies a measured and/or indicated SK1300 mineral resource of not less than 40 million pounds of uranium on the Property in accordance with SK1300 and the rules and regulations of the Securities Commissions in the next newly prepared SK1300 mineral resource update issued by the Optionee:

(a)             The Optionor shall be entitled to receive $4,000,000 in additional Payment Shares, based on the 30-day volume-weighted average price of the Optionee’s common stock on the Exchange for the 30 trading days prior to the date of the announcement of the SK1300 mineral resource update; and

(b)             For every additional 1 million pounds of measured and/or indicated SK1300 mineral resource over 40 million pounds of uranium, the value of such additional Payment Shares issuable to the Optionor in Section 6(a) will increase by an additional $200,000 pro rated for amounts less than 1 million pounds of measured and/or indicated SK1300 mineral resource; provided, however, that the total increase in value of the Payment Shares under this Section 6(b) shall be capped at $1,000,000.

(collectively, the "Resource Payment").

(c)             The Optionee shall pay the Resource Payment to the Optionor as soon as reasonably practicable pursuant to the rules and regulations of the Securities Commissions.

(d)            Optionor shall have the right to review and audit the books, records and results of each SK1300 reporting and the supporting data and information therefor and to submit such data and information to its consultants and agents. If the Optionor disagrees with the Optionee's SK1300 reporting it has the right to deliver a notice of disagreement to the Optionee, whereupon for a period of 30-days the parties shall in good faith seek to resolve any differences they may have with respect to the quantity of the mineral resource contained in the SK1300. If the parties have not resolved their differences by the end of such 30-day period, then the parties shall submit in writing their dispute to an independent technical consultant reasonably acceptable to each of them together with supporting information and the reasons for their views as to the correct amount of the resource, and the independent technical consultant shall make a final written determination as to each disputed item and the amount of the mineral resource. The determination of the independent technical consultant shall be final.

Except as modified by this Amendment, the Original Option remains unmodified and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their duly authorized officers, this 26th day of November, 2025.

AURORA ENERGY METALS LTD.

/s/ Alasdair Cooke
By:	Alasdair Cooke
Its:	Director

OREGON ENERGY LLC

/s/ Alasdair Cooke
By:	Alasdair Cooke
Its:	President

EAGLE ENERGY METALS CORP.

/s/ Mark Mukhija
By:	Mark Mukhija
Its:	CEO

[Signature Page to Amendment]